SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: September 19, 2006

(Date of earliest event reported)

Reptron Electronics, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-23426	38-2081116
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13700 Reptron Boulevard, Tampa, Florida 33626

(Address of principal executive offices and zip code)

(813) 854-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

REPTRON ELECTRONICS, INC.

FORM 8-K

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective September 19, 2006, the Reptron Electronics, Inc. Compensation Committee of the Board of Directors approved Amendment No. 1 To Reptron Electronics, Inc. 2006 Incentive Compensation Plan (the “Amendment”). The Amendment aligns the incentive compensation opportunities for the fiscal year ending December 31, 2006 granted to the employees assigned to the Reptron Electronics Inc. (the “Company”) manufacturing facility located in Fremont, California with the incentive compensation opportunities for employees of the Company’s other three manufacturing facilities. The Reptron Electronics, Inc. 2006 Incentive Compensation Plan (the “Plan”) provides varying incentive compensation levels based on the Company’s various employee categories, as defined in the Plan, and generally covers all full time employees that have been employed by the “Company” for at least six (6) months as of December 31, 2006. The Plan also provides that no incentive compensation will be earned unless the Company’s consolidated 2006 pre-tax earnings equal at least $400,000.00 after deduction for all amounts to be paid for incentive compensation under the Plan.

The foregoing description of Amendment No. 1 To Reptron Electronics, Inc. 2006 Incentive Compensation Plan is qualified in its entirety by reference to the amendment document attached as Exhibit 10.1 to this current report and incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit No.	Description
10.1	Amendment No. 1 To Reptron Electronics, Inc. 2006 Incentive Compensation Plan

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPTRON ELECTRONICS, INC.
(Registrant)

September 19, 2006	By:	/s/ Charles L. Pope
(Date)		Charles L. Pope, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 1 To Reptron Electronics, Inc. 2006 Incentive Compensation Plan